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                                                                    EXHIBIT 23.9

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our Report of Independent Public Accounts dated January 21, 1998 on the financial statements of Santa Monica Bank as of and for the years ended December 31, 1997 and 1996 included in the Form 8-K/A of Western Bancorp dated April 9, 1998 and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Los Angeles, California
January 11, 1999

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